UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

UNS Energy Corporation (UNS Energy) held its annual meeting of shareholders (Annual Meeting) on May 2, 2014 in Tucson, Arizona. At the Annual Meeting, shareholders elected directors and approved two other proposals.
Proposal 1
Shareholders elected 11 individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Bonavia	31,497,283	375,481	5,749,383
Lawrence J. Aldrich	31,497,559	375,205	5,749,383
Barbara M. Baumann	31,591,972	280,792	5,749,383
Larry W. Bickle	31,526,174	346,590	5,749,383
Robert A. Elliott	31,504,110	368,654	5,749,383
Daniel W.L. Fessler	31,577,246	295,518	5,749,383
Louise L. Francesconi	31,582,492	290,272	5,749,383
David G. Hutchens	31,535,215	337,549	5,749,383
Ramiro G. Peru	31,591,811	280,953	5,749,383
Gregory A. Pivirotto	31,593,418	279,346	5,749,383
Joaquin Ruiz	31,582,288	290,476	5,749,383
Proposal 2
Shareholders approved the selection of independent auditor, PricewaterhouseCoopers, LLP, for the fiscal year 2014, with the vote totals as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,095,508	292,649	233,990	—
Proposal 3
Shareholders approved, on an advisory (non-binding) basis, the compensation of the named executives disclosed in the 2014 Proxy Statement, with the vote totals as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,802,933	445,882	1,623,949	5,749,383

Item 8.01.  Other Events.

As previously reported, on January 10, 2014, UNS Energy filed an application with the Arizona Corporation Commission (ACC) requesting that the ACC approve a proposed merger (Merger) in which UNS Energy would become an indirect wholly-owned subsidiary of Fortis, Inc. (Fortis).

The Merger is subject to: the approval of the ACC; the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; review of the Merger by the Committee on Foreign Investment in the United States; and the satisfaction of other customary closing conditions.

On April 30, 2014, ACC Staff and other Intervenors filed their direct testimony in the Merger proceeding. Testimony filed by ACC Staff indicated that they would support the Merger subject to certain conditions, including, but not limited to: (i) the establishment of a $60 million regulatory liability for the benefit of retail customers in future ACC proceedings; (ii) the adoption of certain ring-fencing and corporate governance provisions; (iii) yet-to-be determined limitations on dividends paid to Fortis; and (iv) an equity infusion by Fortis of at least $200 million and up to $357 million.

Testimony filed by the Residential Utility Consumer Office indicated that they would support the Merger subject to certain conditions, including, but not limited to, Fortis and UNS Energy agreeing to provide economic benefits to retail customers totaling $59 million.

All testimony filed with the ACC related to the Merger can be accessed on the ACC’s website at http://edocket.azcc.gov/. The docket numbers are E-04230A-140011 and E-01933A-14-0011. We are providing the address of the ACC's website solely for the information of investors and do not intend the address to be an active link. Information contained on the ACC's website is not part of any report filed with the SEC by UNS Energy or Tucson Electric Power.

As previously reported, on April 18, 2014, the ACC administrative law judge assigned to this matter issued a procedural order adopting the following revised procedural schedule:

Schedule
Settlement discussions begin	May 5, 2014
Settlement agreement filed	May 16, 2014
Testimony in support/opposition to settlement agreement	June 2, 2014
Settlement agreement responsive testimony	June 13, 2014
UNS Energy and Fortis rebuttal testimony (if no settlement)	May 16, 2014
ACC Staff / Intervenor surrebuttal testimony (if no settlement)	June 2, 2014
UNS Energy and Fortis rejoinder testimony (if no settlement)	June 13, 2014
ALJ hearing commences	June 16, 2014

UNS Energy expects the Merger to close by the end of 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2014	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer
Date: May 2, 2014	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer